Exhibit 10.4

FISCAL YEAR 2018 EXECUTIVE OFFICER BASE SALARIES
The Company’s executive officers are scheduled to receive the following annual base salaries for the fiscal year ending June 30, 2018 in their current positions:

Name/Title	FY2018 Salary
Scott R. Ward Chairman, President and Chief Executive Officer	$650,000
Laurence L. Betterley Chief Financial Officer	$379,212
Kevin Kenny Chief Operating Officer	$430,000
Laura Gillund Chief Talent Officer	$312,530
Alexander Rosenstein General Counsel and Corporate Secretary	$283,592
Sandra Sedo Chief Compliance Officer	$272,700